Exhibit 10.8

CRICUT HOLDINGS, LLC
a Delaware limited liability company

ANNOUNCEMENT of BONUS PURCHASE

Participant’s Name and Address:	XXX XXX

You (“Participant”) have purchased a Bonus Right (this “Right”) by Cricut Holdings, LLC, a Delaware limited liability company (the “Company”).  This Right shall be subject to the terms and conditions of this Announcement of Bonus Purchase (this “Announcement”) and the Bonus Purchase Agreement attached hereto (the “Purchase Agreement”).  The purpose and intent of this Right is to issue you an economic benefit, which will be economically equivalent to purchasing equity interests in the Company, without actually purchasing such interests.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement or if not defined in the Purchase Agreement, as ascribed to them in the Company’s Third Amended and Restated Limited Liability Company Agreement dated June 11, 2015, as it may be amended from time to time (the “LLC Agreement”), a copy of which has been provided to Participant.

A.	General Terms:

Right Number:	0XX

Date of Right:	, 2020

Vesting Commencement Date:	, 2020

Incentive Unit Equivalents:	$XX,000 / $X.XX = X,XXX units

Participation Threshold:	$0.00

Purchase Price Per-Unit:	$X.XX

B.	Vesting Schedule:

Participant shall vest in 100% of the Incentive Unit Equivalents on the two (2) year anniversary of the Vesting Commencement Date; provided that Participant remains continuously employed by the Company and its Subsidiaries from the Date of Right until the applicable vesting date.

In the event of a Change in Control, if Participant remains continuously employed by the Company and its Subsidiaries from the Date of Right until the date of the Change in Control, all unvested Incentive Unit Equivalents held by Participant shall vest immediately prior to the consummation of the Change in Control.  Any separation from service due to a termination of Participant by the Company or its Subsidiaries in connection with such Change in Control as a result of any action of, or direction by, the acquirer of the Company and its Subsidiaries in such Change in Control shall not be taken into account for purposes of determining continuous employment through the date of the Change in Control.

[Remainder of Page Left Intentionally Blank; Signature Pages to Follow]

2

IN WITNESS WHEREOF, the Company and Participant have executed this Announcement and agree that the Right is to be governed by the terms and conditions of this Announcement and the Purchase Agreement.

CRICUT HOLDINGS, LLC,
a Delaware limited liability company

By:
Name: Don Olsen
Title: Secretary

PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS ANNOUNCEMENT, OR IN THE PURCHASE AGREEMENT, SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF PARTICIPANT’S CONTINUOUS SERVICE WITH THE COMPANY OR ITS SUBSIDIARIES, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S CONTINUOUS SERVICE WITH THE COMPANY OR ITS SUBSIDIARIES AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  PARTICIPANT ACKNOWLEDGES THAT UNLESS PARTICIPANT HAS A WRITTEN AGREEMENT WITH THE COMPANY TO THE CONTRARY, PARTICIPANT’S SERVICE RELATIONSHIP WITH THE COMPANY IS AT‑WILL.

Participant acknowledges receipt of a copy of the Purchase Agreement and the LLC Agreement and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Right subject to all of the terms and provisions hereof and thereof.  Participant has reviewed this Announcement, the Purchase Agreement, and the LLC Agreement in their entirety, has had an opportunity to and has been advised to obtain the advice of counsel prior to executing this Announcement and fully understands all provisions of this Announcement, the Purchase Agreement, and the LLC Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated in this Announcement.

Date:	Signed:
	Name:	XXX XXX

Signature Page to Announcement of Bonus Purchase

BONUS PURCHASE AGREEMENT

THIS BONUS PURCHASE AGREEMENT (this “Agreement”) dated as of _________________ (the “Date of Award”) represents the grant of the number of Incentive Unit Equivalents (the “Incentive Unit Equivalents”) set forth in the attached Announcement of Bonus Purchase (the “Announcement”) by Cricut Holdings, LLC, a Delaware limited liability company (the “Company”), to XXX XXX (“Participant”), pursuant to the Announcement, this Agreement, and the provisions of the Company’s Third Amended and Restated Limited Liability Company Agreement dated June 11, 2015, as it may be amended from time to time (the “LLC Agreement”).  The purpose and intent of the grant of Incentive Unit Equivalents is to issue Participate an economic benefit, which will be economically equivalent to purchasing equity interests in the Company, without actually purchasing such interests.  In consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.Definitions.

(a)Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings assigned to them in the LLC Agreement (a copy of which has been provided to Participant).

(b)“Cause” means Participant (i) entering a plea of no-contest with respect to, or being convicted (including a plea of guilty) of a felony, whether or not related to Participant’s employment with Cricut (as such term is defined below) or its Subsidiaries; (ii) committing any illegal conduct involving dishonesty, fraud or moral turpitude with respect to Cricut or any of its affiliates or any of their respective employees, customers or suppliers; (iii) willfully engaging in gross misconduct in the performance of Participant’s duties; (iv) materially breaching any agreement with the Company or its Subsidiaries; (v) either failing or refusing to perform any of Participant’s duties, and, after being given written notice by Cricut or its Subsidiaries of such failure or refusal, Participant fails to cure the same within ten (10) calendar days of the notice; (vi) repeatedly being absent from the workplace (other than for business travel) unless such absence is (1) in compliance with the policies of Cricut and its Subsidiaries or approved or excused by the board of directors of Cricut or (2) the result of Participant’s illness or disability; (vii) making disparaging, derogatory or detrimental comments about Cricut or any of its affiliates; (viii) engaging in a pattern of conduct that is detrimental to the reputation of Cricut or any of its affiliates; or (ix) abusing alcohol, prescribed medication or illegal drugs (whether or not at the workplace).

(c)“Change in Control” shall mean any of the following events to first occur after the Date of Award:

(i)any independent third party (which shall exclude any affiliates of the Company), by merger or otherwise, becomes the direct beneficial owner of more than 65% of the combined voting power of the then-outstanding securities of the Company or Cricut, Inc., a Utah corporation (“Cricut”), or any other successor entity to either of the foregoing all or substantially all of whose assets consist of all the outstanding equity interests of the Company or Cricut, as applicable; provided that a Change in Control shall not include any merger or other transaction in which the equity holders of the Company immediately prior to the merger or other transaction after giving effect to such merger or other transaction own directly or indirectly a majority of the equity interests of the Company, Cricut or such successor entity;

(ii)the Company consummates the sale or disposition of all or substantially all of its assets; or

(iii)Cricut consummates the sale or disposition of all or substantially all of its assets.

2.Incorporation of Terms of LLC Agreement.  This Agreement shall be subject to the LLC Agreement, the terms of which are incorporated herein by reference. In the event of any conflict or inconsistency between the LLC Agreement and this Agreement, the LLC Agreement shall govern.

3.Purchase. The parties hereto agree that, for good and valuable consideration, on and as of the date hereof, the Company sells to Participant, and Participant purchases from the Company, the number of Incentive Unit Equivalents set forth in the Announcement.  The Incentive Unit Equivalents shall have no voting rights, no rights to current Distributions on unvested Incentive Unit Equivalents, and are subject to limitations on Distributions on vested Incentive Unit Equivalents.

4.Participation Threshold.  The Participation Threshold of the Incentive Unit Equivalents granted hereunder is the amount set forth in the Announcement.  This means that the Incentive Unit Equivalents granted hereunder will not be entitled to share in Distributions unless and until the currently outstanding Common Units, Incentive Units, and Incentive Unit Equivalents with a lower Participation Threshold are distributed an aggregate amount equal to the Participation Threshold set forth in the Announcement; provided, however, that such Distributions must have been made after the issuance date of the Incentive Unit Equivalents hereunder.  In addition, the Incentive Unit Equivalents must have vested before they receive any Distributions.

5.No Transfer or Assignment of Award. The Incentive Unit Equivalents granted under this Agreement and all other rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process, except to the extent permitted under the LLC Agreement; provided that, without the prior written consent of the Company, in no event shall Participant be entitled to transfer any unvested Incentive Unit Equivalents.

6.Redemption Rights on Termination of Employment.

(a)Company Option to Redeem Incentive Unit Equivalents on Termination of Employment.  If Participant’s employment with the Company or its Subsidiaries terminates for any reason, then the Company may, at its option, redeem all or any portion of the unvested Incentive Unit Equivalents held by Participant at the time of termination of Participant’s employment with the Company or its Subsidiaries at a redemption price (the “Redemption Price”) established as follows:

(i)if Participant’s employment with the Company or its Subsidiaries terminates for any reason (other than permanent disability or death), then the Redemption Price

(on a per Incentive Unit Equivalent basis) of the unvested Incentive Unit Equivalents shall be the Per Unit Purchase Price; and

(ii)if Participant’s employment with the Company or its Subsidiaries terminates because of permanent disability or death, then the Redemption Price of the unvested Incentive Unit Equivalents shall equal the fair market value of the Incentive Unit Equivalents, as determined by the Board in its sole and absolute discretion.

(b)Exercise of Redemption Option and Payment of Redemption Price.  If the Company elects to exercise its option to redeem the Incentive Unit Equivalents, it must give notice of such exercise to Participant within one hundred eighty (180) days after termination of Participant’s employment with the Company or its Subsidiaries and close such purchase within forty-five (45) days after such termination.  In the event of such timely exercise, the Company shall pay Participant the Redemption Price in a lump sum at the closing of such redemption.  Alternatively, in the Company’s discretion, the Company may instead pay one-quarter (1/4) of the Redemption Price on the date of the closing of such redemption, and the obligation of the Company to pay the balance of the Redemption Price shall be evidenced by a promissory note requiring equal installments of principal on each of the first three (3) anniversaries of such closing, together with interest, compounding annually, at the short-term applicable federal rate prescribed by the Internal Revenue Service as of the date of such closing.  The Company may prepay the principal of, and interest on, any such note without penalty or premium.

(c)Release of the Incentive Unit Equivalents from the Company’s Redemption Option.  If the Company declines or fails to exercise its option to redeem any Incentive Unit Equivalents within the one hundred eighty (180)-day period (subject to any tolling of such period as set forth in this Section 6) after the termination of Participant’s employment with the Company, then any unvested Incentive Unit Equivalents shall be deemed to be fully vested and all the Incentive Unit Equivalents shall no longer be subject to the redemption right of the Company set forth in this Section 6.

(d)Restrictions on Redemption.  Notwithstanding anything to the contrary contained in this Agreement, all redemptions of the Incentive Unit Equivalents by the Company pursuant to this Section 6 shall be subject to applicable restrictions contained in applicable Delaware limited liability company laws or such other governing law, applicable securities laws, and in the Company’s and any of its Subsidiaries’ debt and equity financing agreements.  If any such restrictions prohibit (i) the repurchase of Incentive Unit Equivalents hereunder that the Company is otherwise entitled to make or (ii) dividends or other transfers of funds from one or more Subsidiaries of the Company directly or indirectly to the Company to enable such redemptions, then the Company may make such redemptions as soon as it is permitted to make redemptions or receive funds from its Subsidiaries under such restrictions and all time periods set forth in this Section 6 shall be tolled accordingly.

7.Certain Tax Matters.

(a)Withholding. In the event that the Company determines that it is required to withhold any tax as a result of a Distribution made to Participant, Participant hereby agrees to make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. Participant shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the granting or vesting of Incentive Unit Equivalents.  In the event the Company or any of its Subsidiaries do not make such withholdings, Participant shall indemnify the Company and its Subsidiaries for any amounts paid by the Company or any of its Subsidiaries for the benefit of Participant with respect to any such taxes, together with any interest, penalties and related expenses thereto.

(b)No Warranty of Tax Results.  Participant hereby acknowledges that the federal and state income and other tax consequences to Participant resulting from the issuance, holding, vesting, or forfeiture of Incentive Unit Equivalents hereunder may depend on Participant’s particular situation and other facts and circumstances, and neither the Company, nor its managers, agents, owners or any other person will be responsible or liable for the federal or state income or other tax consequences to Participant occurring by reason of any of such events.  The Company does not represent, warrant, guaranty, affirm or advise Participant that Participant will achieve any particular federal or state income or other tax consequences or objectives with respect to the Incentive Unit Equivalents, and Participant agrees to rely solely upon Participant’s own advisers with respect to all such tax consequences of the Incentive Unit Equivalents hereunder.

(c)Gross-up Payments.  In the sole and absolute discretion of the Board, the Company may issue a one‑time cash bonus to Participant in connection with any Distributions made to Participant as a result of the Incentive Unit Equivalents, with the intention that such cash bonus would be sufficient for, and used by, Participant to pay any related taxes from the Distributions received by Participant as a result of the Incentive Unit Equivalents.  The timing and amount of any cash bonuses made pursuant to this Section 7(c) shall be determined by the Board in its sole and absolute discretion.

8.General Provisions.

(a)No Rights to Continued Employment. Nothing in this Agreement or any action taken or omitted to be taken hereunder shall be deemed to create or confer on Participant any right to continued employment with the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of Participant at any time.

(b)Restrictive Covenant Agreement. Notwithstanding any other provision of this Agreement, in the event of any breach by Participant of the Employee Confidential Disclosure and Non-Confidential Agreement between Cricut and Participant, all Incentive Unit Equivalents held by Participant (whether vested or unvested) shall immediately terminate and be of no further force or effect and Participant shall have no further rights with respect to the Incentive Unit Equivalents.

(c)Restrictions. The Board of Managers of the Company (the “Board”) shall have the right to impose restrictions on any Incentive Unit Equivalents as it deems necessary or advisable.

(d)Board Decisions Final. Any dispute or disagreement arising under, or in connection with, the interpretation or construction of the terms of the Announcement or this Agreement shall be determined by the Board in good faith, and any such determination and any other determination by the Board under this Agreement shall be final and binding on all persons affected thereby.

(e)Amendments. The Board shall have the power to alter or amend the terms of the Announcement or this Agreement from time to time, in any manner consistent with the LLC Agreement. Any alteration or amendment of the terms of the Announcement or this Agreement shall bind all persons affected thereby without the requirement of consent or other action by any person. The Board shall provide written notice to Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. Nothing in this Section 8(e) shall restrict Participant and the Company by mutual consent from altering or amending the terms of the Announcement or this Agreement in any manner that is consistent with the LLC Agreement and the approval of the Board.

(f)Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such other party of a provision of this Agreement.

(g)Entire Agreement. The Announcement, this Agreement, the LLC Agreement and the other documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

(h)Counterparts. This Agreement may be executed in one or more counterparts (including by electronic signature or .pdf transmission), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

(i)Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

(j)Governing Law. The Announcement and this Agreement and the rights of the parties thereunder and hereunder shall be governed by and construed in accordance with the laws of the State of Delaware applied to contracts executed in and to be performed entirely in that state.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed by the Company by one of its duly authorized officers and by Participant as of the Date of Award.

Cricut Holdings, LLC

By:
Name:	Don Olsen
Title:	Secretary

XXX XXX

Signature Page to Bonus Purchase Agreement